SCHEDULE 14A DRAFT
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No. ___)

Filed by the registrant |X|
Filed by a party other than the registrant |_|
Check the appropriate box:
|_| Preliminary proxy statement
|X| Definitive proxy statement
|_| Definitive additional materials
|_| Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                     Integrated Communication Network, Inc.
                (Name of Registrant as Specified in Its Charter)

                     Integrated Communication Network, Inc.
                   (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):

|X|  $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
|_| $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(ik)(3).
|_|  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:


     (2)  Aggregate number of securities to which transaction applies:


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:1


     (4)  Proposed maximum aggregate value of transaction:


|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount previously paid:


     (2)  Form, schedule or registration statement no.:


     (3)  Filing party:


     (4)  Date filed:


- - --------

1 Set forth the amount on which the filing fee is calculated and state how it was determined.



                     INTEGRATED COMMUNICATION NETWORK, INC.

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned, having received the Notice of Annual Meeting and Proxy Statement dated June 7, 1996, hereby appoints each of David F. Greenberg and Donald F. Mann as proxy, with full power of substitution, to vote all of the shares of Common Stock which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of Integrated Communication Network, Inc. to be held on Monday, July 8, 1996 at 4:30 p.m. at the offices of the Company located at 444 Brickell Avenue, Suite 900, Miami, Florida 33131, or at any adjournment thereof, upon any and all matters which may properly be brought before the meeting or adjournment thereof, hereby revoking all former proxies.

1.       Election of Directors duly nominated:

               DAVID F. GREENBERG, DONALD F. MANN, ROSARIO MORENO, MARIO BEGUIRISTAIN, C. THOMAS MCMILLEN, AND REGINA T. MONTOYA

         |_| FOR    |_| WITHHELD FOR ALL     |_| WITHHELD FOR THE FOLLOWING
                                                 ONLY: (Write the nominee's name
                                                        in space below):


2. Ratification of appointment of Grant Thornton, LLP as the independent auditors of the Company for the year ending December 31, 1996.

                   |_| FOR         |_| AGAINST         |_| ABSTAIN

3. The authority to vote, in his discretion, on all other business that may properly come before the meeting.

                   |_| FOR         |_| AGAINST         |_| ABSTAIN

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR EACH NOMINEE, FOR THE ADOPTION OF PROPOSAL 2, AND IN THE DISCRETION OF THE PROXY HOLDER ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

PLEASE SIGN exactly as name appears below. When shares are held by joint tenants, both should sign. If signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

Dated:_______________                      ____________________________________

                                           ____________________________________


PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE
ENCLOSED ENVELOPE.

          I WILL _____ WILL NOT _____ BE ATTENDING THE ANNUAL MEETING.




                     INTEGRATED COMMUNICATION NETWORK, INC.
                         444 Brickell Avenue, Suite 900
                              Miami, Florida 33131



                                                                    June 7, 1996


Dear Stockholder:

         You are cordially invited to attend the Company's Annual Meeting of Stockholders to be held at 4:30 p.m., on Monday, July 8, 1996, at the offices of the Company in Miami, Florida.

         We look forward to greeting personally those of you who are able to be present at the meeting. However, whether or not you plan to attend, it is important that your shares be represented. Accordingly, you are requested to sign and date the enclosed proxy and mail it in the envelope provided at your earliest convenience.


                                           Very truly yours,



                                           David F. Greenberg
                                           President and Chief Executive Officer




                     INTEGRATED COMMUNICATION NETWORK, INC.
                         444 Brickell Avenue, Suite 900
                              Miami, Florida 33131

                         ------------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD JULY 8, 1996
                         ------------------------------


To the Stockholders of Integrated Communication Network, Inc.

         The Annual Meeting of Stockholders of Integrated Communication Network, Inc. (the "Company") will be held on Monday, July 8, 1996, at the offices of the Company, for the following purposes:

         (1) To fix the number of directors at six and to elect six directors to serve for a one year term expiring when their successors are elected and qualified at the annual meeting in 1997.

         (2) To act upon a proposal to ratify the appointment of Grant Thornton, LLP, as independent auditors of the Company for the fiscal year ending December 31, 1996.

         (3) To transact such other business as may properly come before the meeting or any adjournments thereof.

         The Board of Directors has fixed the close of business on May 24, 1996 as the record date for the determination of stockholders entitled to vote at the Annual Meeting and to receive notice thereof. The transfer books of the Company will not be closed.

         A PROXY STATEMENT AND FORM OF PROXY ARE ENCLOSED. STOCKHOLDERS ARE REQUESTED TO DATE, SIGN AND RETURN THE ENCLOSED PROXY TO WHICH NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES. IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON. STOCKHOLDERS WHO ATTEND THE MEETING MAY REVOKE THEIR PROXIES AND VOTE IN PERSON IF THEY DESIRE.

                                        By Order of the Board of Directors



                                        Donald F. Mann, Secretary

June 7, 1996




                     INTEGRATED COMMUNICATION NETWORK, INC.
                         444 Brickell Avenue, Suite 900
                              Miami, Florida 33131
                                 (305) 530-0200
                         ------------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD JULY 8, 1996
                         ------------------------------


                               GENERAL INFORMATION


         This proxy statement is furnished to shareholders by the Board of Directors of Integrated Communication Network, Inc. (the "Company") for solicitation of proxies for use at the Annual Meeting of Stockholders on Monday, July 8, 1996, to be held at the offices of the Company, 444 Brickell Avenue, Suite 900, Miami, Florida 33131, at 4:30 p.m., and at all adjournments thereof for the purposes set forth in the attached Notice of Annual Meeting of Stockholders. The purposes of the meeting and the matters to be acted upon are set forth in the accompanying Notice of Annual Meeting of Stockholders. The Board of Directors is not currently aware of any other matters which will come before the meeting.

         Stockholders may revoke proxies before exercise by submitting a subsequently dated proxy or by voting in person at the Annual Meeting. Unless a shareholder gives contrary instructions on the proxy card, proxies will be voted at the meeting (a) for the election of the nominees named herein and on the proxy card to the Board of Directors; (b) for the appointment of Grant Thornton, LLP as independent auditors of the Company; and (c) in the discretion of the proxy holder as to other matters which may properly come before the meeting. This proxy statement and the enclosed proxy are being mailed to the stockholders of the Company on or about June 7, 1996.

         A copy of the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1995, is enclosed herewith but is not considered a part of the proxy solicitation material. The Annual Report describes the financial condition of the Company as of December 31, 1995.

         The Company will make arrangements with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy material to the beneficial owners of the shares and will reimburse them for their expenses in so doing. To ensure adequate representation of shares at the meeting, officers, agents and employees of the Company may communicate with shareholders, banks, brokerage houses and others by telephone, facsimile, or in person to request that proxies be furnished. All expenses incurred in connection with this solicitation will be borne by the Company.

                             RECORD DATE AND VOTING

         The Board of Directors has fixed May 24, 1996, as the record date for the determination of stockholders entitled to vote at the Annual Meeting. As of the close of business on the record date, there were outstanding 2,372,500 shares of Common Stock, $.01 par value, which is the only outstanding class of stock of the Company. Each share is entitled to one vote on each proposal to be presented to the meeting. As provided in the Certificate of Incorporation of the Company, there is no right of cumulative voting. All matters being voted upon by the stockholders require a majority vote of the shares represented at the Annual Meeting either in person or by proxy, except for election of directors, which would be by plurality vote in the event of more nominees than positions (i.e., the six nominees receiving the highest numbers of vote would be elected).

         The presence at the Annual Meeting in person or by proxy of the holders of a majority of the outstanding shares of the Company's Common Stock entitled to vote constitutes a quorum for the transaction of business. Shares voted as abstentions (or a "withhold authority" vote as to directors) and broker non-votes on matters as to which a broker has discretionary voting authority (collectively, "abstensions") will be counted as present and entitled to vote for purposes of determining a quorum and for purposes of calculating the vote with respect to such matter, but will not be deemed to have been voted in favor of such matter. "Broker non-votes" are shares held by brokers or nominees which are present in person or represented by proxy, but which are not voted on a particular matter because instructions have not been received from the beneficial owner. If a broker submits a proxy that indicates the broker does not have discretionary authority to vote certain shares on a particular matter, those shares will be counted as present for purposes of determining a quorum, but will not be considered present and entitled to vote for purpose of calculating the vote with respect to such matter.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ELECTION OF EACH NOMINEE FOR DIRECTOR NAMED HEREIN; AND FOR THE APPOINTMENT OF GRANT THORNTON, LLP AS INDEPENDENT AUDITORS. IT IS INTENDED THAT PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED FOR EACH NOMINEE AND FOR EACH SUCH OTHER PROPOSAL UNLESS OTHERWISE DIRECTED BY THE SHAREHOLDER SUBMITTING THE PROXY.

                           PRINCIPAL STOCKHOLDERS AND
                             OWNERSHIP OF MANAGEMENT

         The following table sets forth as of May 24, 1996 the record and beneficial ownership of Common Stock held by (i) each person who is known to the Company to be the beneficial owner of more than 5% of the Common Stock of the Company; (ii) each current director; (iii) each nominee for election as director; and (iv) all officers and current directors of the Company as a group. Securities reported as "beneficially owned" include those for which the named persons may exercise voting power or investment power, alone or with others. Voting power and investment power are not shared with others unless so stated. The number and percent of shares of Common Stock of the Company beneficially owned by each such person as of May 24, 1996 includes the number of shares which such person has the right to acquire within sixty (60) days after such date.

  Name and Address of               Number of Shares          Percent of Common
   Beneficial Owner                Beneficially Owned         Stock Outstanding

David Greenberg                          673,133                   28.4%
444 Brickell Avenue
Suite 900
Miami, FL  33131

Donald Mann                               70,110                    3.0%
444 Brickell Avenue
Suite 900
Miami, FL  33131

Rosario Moreno                            52,712                    2.2%
444 Brickell Avenue
Suite 900
Miami, FL  33131

Mario Beguiristain                        52,712                    2.2%
444 Brickell Avenue
Suite 900
Miami, FL  33131

Regina T. Montoya
1303 Marsh Lane
Carrollton, TX  75006                     20,000  (1)               0.8%

C. Thomas McMillen
1103 South Carolina Ave. S.E.
Washington, D.C.  20003                   20,000  (1)               0.8%

Directors and executive officers
as a group (six persons)                 888,667  (1)              37.0%

- - ------------------------

(1) Includes 15,000 shares of Common Stock underlying options granted to each of Ms. Montoya and Mr. McMillen under the Company's 1995 Outside Directors Plan and 5,000 shares of Common Stock underlying nonqualified options granted to Ms. Montoya and Mr. McMillen under the Company's 1995 Long-Term Incentive and Stock Option Plan.




                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

         The Bylaws of the Company provide that the number of directors shall be as fixed from time to time by resolution of the shareholders subject to increase by the Board of Directors. The current number of members of the Board of Directors is six. The directors elected at this Annual Meeting, and at annual meetings thereafter unless otherwise determined by the Board or the shareholders, will serve a one-year term expiring upon the election of their successors at the next annual meeting. The six persons designated by the Board of Directors as nominees for election as directors at the Annual Meeting are David F. Greenberg, Donald F. Mann, Mario Beguiristain, Rosario Moreno, C. Thomas McMillen and Regina T. Montoya, all of whom are currently members of the Board.

         In the event any nominee should be unavailable to stand for election at the time of the Annual Meeting, the proxies may be voted for a substitute nominee selected by the Board of Directors.

         See "MANAGEMENT" for biographical information concerning Messrs. Greenberg, Mann, Beguiristain and Ms. Moreno, who are employees of the Company. The following biographical information is furnished with respect to each of the other nominees.

         REGINA T. MONTOYA has been a political analyst for KDFW-TV since August 1995, a visiting Professor at the University of Texas at Dallas since September 1995, and is President of Work Rules Company, a consulting firm. Previously, Ms. Montoya served as President of Jayhawk, Inc. and Vice President for Special Projects and Special Advisor to the Chairman of the Board of Westcott Communications, Inc., Dallas, Texas (1994-1995). In 1993, Ms. Montoya served as Assistant to President Clinton and Director of the Office of Intergovernmental Affairs. Ms. Montoya is an attorney who previously worked with the Dallas, Texas law firms of Godwin & Carlton from September 1990 to January 1993 and Akin, Gump, Strauss, Hauer & Feld from September 1980 to September 1990. Ms. Montoya also serves on the Board of Directors of the Student Loan Marketing Association (Sallie Mae) since March 1994, as a member of the Board of Directors of Jayhawk Acceptance Corporation since February 1994, and as a member of the Board of Directors of Trammell Crow Company since December 1993. Ms. Montoya holds a Bachelor of Arts degree from Wellesley College and a Juris Doctor degree from Harvard Law School.

         C. THOMAS MCMILLEN is currently Chairman and President of Complete Wellness Centers, Inc., a health care clinic management company. From January 1993 to late 1994, he served as Chief Administrative Officer of CliniCorp, Inc., a publicly traded clinic management company. Mr. McMillen served three consecutive terms in the U.S. House of Representatives from the 4th Congressional District of Maryland from 1987 to 1993, and was named by President Clinton to co-chair the President's Council on Physical Fitness and Sports in 1993. Mr. McMillen was a member of the 1972 U.S. Olympic Team and played for 11 years in the National Basketball Association (the "NBA") with the Buffalo Braves, the New York Knicks, the Atlanta Hawks, and the Washington Bullets. He retired from the NBA in 1986 when he ran for Congress. Mr. McMillen serves on the Board of Visitors of the University of Maryland School of Public Affairs and is National Chairman of the University of Maryland Presidents Club. He is an Advisory Council member of the Paul Nitze School of Advanced International Studies of The Johns Hopkins University and is a member of the Board of Directors of the International Visitors Center. Mr. McMillen is also currently a member of the Board of Directors of Chemring Group, P.L.C., a company which is listed for trading on the London Stock Exchange. He received a Bachelor of Science degree, Phi Beta Kappa, in 1974 from the University of Maryland and a Master of Arts degree in politics, philosophy, and economics from Oxford University in 1978 while a Rhodes Scholar.

         The Chairman of the Board of Directors is elected by the Board of Directors and serves until his or her successor is elected, subject to earlier removal by the Board. Vacancies and newly-created directorships resulting from any increase in the number of authorized directors may be filled by a majority vote of the directors then in office. Officers are elected by, and serve at the pleasure of, the Board of Directors.

         During the year ended December 31, 1995, the Board of Directors met four times and no director attended less than 75% of the meetings of the Board or less than 75% of the meetings of any committees on which he or she served.

DIRECTOR COMPENSATION

         The Company's employee directors do not receive any additional compensation for their services as directors. Non-employee directors receive a fee of $12,000 per year, plus $750 for each meeting attended, plus reimbursement of expenses. In addition, non-employee directors receive option grants under the Company's 1995 Outside Directors Stock Option Plan (the "Directors Plan"). To date, options under the Directors Plan have been issued to Mr. McMillen and Ms. Montoya for 15,000 shares of Common Stock each, exercisable at $5.00 per share. In addition, during the fiscal year ended December 31, 1995, Mr. McMillen and Ms. Montoya were each granted two ten-year nonqualified options under the Company's 1995 Long-Term Incentive and Stock Option Plan (the "Incentive Plan"), each for purchase of 5,000 shares, exercisable beginning in June 1996 at $5.00 per share.

INDEMNIFICATION

         The Company's Certificate of Incorporation limits the liability of its directors for monetary damages arising from a breach of their fiduciary duty as directors, except as otherwise required by Delaware General Corporation Law. The limitation of liability does not affect the availability of equitable remedies such as injunctive relief or rescission.

         The Certificate of Incorporation and Bylaws of the Company provide that the Company will indemnify its officers and directors to the fullest extent permitted by Delaware General Corporation Law. In addition, the Company has entered into an indemnification agreement with each of its directors and executive officers providing for indemnification of such persons to the full extent permitted under Delaware law. Such provisions for indemnification may be sufficiently broad to indemnify such persons, under certain circumstances, for liabilities (including reimbursement of expenses incurred) arising under the Securities Act of 1933, as amended (the "Act"). Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers, and controlling persons of the Company pursuant to the foregoing provisions, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

1995 OUTSIDE DIRECTORS STOCK OPTION PLAN

         Effective May 19, 1995, the Company, by resolution of its Board of Directors and stockholders, adopted the 1995 Outside Directors Stock Option Plan (the "Directors Plan") which provides for the issuance of up to 100,000 shares of the Company's Common Stock to non-employee members of the Board of Directors of the Company. No preferred stock or other securities are authorized for issuance under the Directors Plan. The Directors Plan will terminate on May 19, 2005, unless sooner terminated by action of the Board.

         Only non-employee members of the Board of Directors of the Company are eligible to receive grants under the Directors Plan. The Directors Plan is not subject to the Employee Retirement Income Security Act of 1974. The Directors Plan provides for a grant to non-employee directors of options to purchase 15,000 shares of Common Stock upon initial appointment or election to the Board (an "Initial Option") and for annual grants thereafter, upon re-election, of options to purchase 5,000 shares of Common Stock (an "Annual Option"). All options granted under the Directors Plan are "nonqualified" options which do not meet the requirements of Section 422 of the Code.

         The Directors Plan is administered by the President and Chief Financial Officer, but the administrators have no authority to select recipients, select the date of grant of options, the number of option shares, or the exercise price, or to otherwise prescribe the particular form or conditions of any option granted. Each Initial Option and each Annual Option is exercisable for a period of 10 years from the date of grant in two equal annual cumulative installments commencing one year after the date of grant at an exercise price per share equal to the fair market value of the Common Stock as of the date of grant. Each Annual Option terminates three months after the termination of the optionee as a director of the Company, for any reason except death or a "change in control," in which case the Option terminates after six months. An Initial Option remains exercisable, notwithstanding the termination of the directorship of the optionee, unless such termination is a result of death or a "change in control," in which case the Initial Option terminates after six months. A "change in control" shall be deemed to have occurred if (a) a person is or becomes the beneficial owner, directly or indirectly, of 50% or more of the voting capital stock of the Company, or (b) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board cease for any reason to constitute at least a majority of the Board, unless the election or the nomination for election by the Company stockholders of each new director was approved by a vote of at least three-quarters of the directors then still in office who were directors at the beginning of the period. A merger, consolidation, or corporate reorganization in which the owners of the Company's voting stock own 50% or more of the resulting entity's voting stock shall not be considered a "change in control." Notwithstanding the foregoing, a "change in control" shall not have been deemed to have occurred if the Board otherwise directs by resolution adopted prior to the event which would otherwise constitute a "change in control."

         The resale of shares acquired upon receipt or exercise of the Initial and Annual Options is generally not restricted by the terms of the Directors Plan, except that such directors have agreed that such shares may not be sold for a period of 18 months after the effective date of the Company's initial public offering (i.e., until January 1997) without the prior written consent of the Representative. In addition, the 100,000 shares currently authorized have not been registered under the Securities Act and may be resold only upon compliance with, or exemption from, the registration requirements of the Securities Act and applicable state securities laws.

BOARD COMMITTEES

         The Board of Directors has established an Audit Committee whose members are Regina Montoya and Thomas McMillen. Regina Montoya and Thomas McMillen also serve as the Company's independent members of the Board.

         The purpose of the Audit Committee is to (1) annually select a firm of independent public accountants as auditors of the books, records and accounts of the Company; (2) review the scope of audits made by the independent public accountants; and (3) receive and review the audit reports submitted by the independent public accountants and take such action in respect of such reports as the Audit Committee may deem appropriate to assure that the interests of the Company are adequately protected.



                                   MANAGEMENT

DIRECTORS AND OFFICERS

         The following table sets forth certain information with respect to each of the directors and executive officers of the Company.

                                 POSITION(S) HELD WITH COMPANY
NAME                     AGE     (DATE OF ELECTION OR APPOINTMENT)

David F. Greenberg       54      Chairman of the Board of Directors, President,
                                 Chief Executive Officer, and Chief Operating
                                 Officer (1992)

Donald F. Mann           43      Director, Chief Financial Officer, Treasurer,
                                 and Secretary (1992)

Rosario Moreno           49      Director and Vice President of the Company,
                                 and Executive Producer of SynerVision
                                 Productions, Inc. (1993)

Mario Beguiristain       48      Director and Vice President of the Company,
                                 and Executive Director of SynerVision
                                 Productions, Inc. (1993)

Regina T. Montoya        42      Director (1995)

C. Thomas McMillen       43      Director (1995)


         DAVID F. GREENBERG is the Company's founder and has served as Chairman of the Board, Chief Executive Officer, and Chief Operating Officer since its inception. Mr. Greenberg has ten years of experience in the audiotext area of the direct response industry. Telecommunications companies founded by Mr. Greenberg, include 900 Entertainment Network, Inc. in 1988, 900 Information Network, Inc. ("900 I.N.") in 1990, and Vision Network, Inc. ("VNI") in 1992. Mr. Greenberg was a co-owner and president of 900 IN from 1990 through 1992 and the sole owner and president of VNI from 1992 through 1993 until the commencement of operations by the Company. Mr. Greenberg's first telecommunications business was a company called Imaginetics, Inc., founded in 1985, with Billy Davis Jr. (formerly the lead singer, with his wife Marilyn McCoo, of "The Fifth Dimension"). This company created a program which provided an information line for winning numbers and payoffs in the Florida Lottery. Mr. Greenberg holds a Bachelor's Degree in Business from City College of New York.

         DONALD F. MANN served from 1991 to 1993 as the chief financial officer for several companies controlled by Mr. Greenberg, including 900 I.N. and VNI, at which he developed and managed all the accounting and financial systems. From 1989 through 1990, he was a vice president of Suntime Apparel, where he was in charge of overall operations. From 1986 to 1989, he served as controller for Corriana Apparel Group Inc., a leading manufacturer of women's suits, and was responsible for all financial, administrative, and accounting functions. He also previously served as chief financial officer of Triboro Communications, Inc., a telecommunications provider in New York City, and was involved in that company's initial public offering. Mr. Mann holds a Bachelor's Degree in Business from the University of Miami.

         ROSARIO MORENO has credentials as a writer, producer, and director in the direct response field. From 1989 to 1993, Ms. Moreno served as creative director for the Univision Television Group ("Univision"), where she created and hosted "Telechisme", a 900 telephone line service which provided information regarding Spanish television Soap Operas. Ms. Moreno also produced and directed Univisions's sales promotion campaigns for clients such as The Procter & Gamble Co., The Pillsbury Company (Green Giant brand), and Nestle USA, Inc. From 1986 to 1989, while residing in Los Angeles, Ms. Moreno was employed by Longridge Enterprises Inc., Robert Guillaume's production company, as a writer, director, and producer. She has been nominated for numerous Emmy Awards and is the recipient of the Los Angeles Board of Education Award of Excellence. Ms. Moreno holds a Bachelor's Degree in Journalism from the University of California - Los Angeles.

         MARIO BEGUIRISTAIN has many years of experience as a creative director. From 1989 to 1993, he served as vice president of Conill Advertising in Los Angeles, California. His accounts at Conill Advertising included The Disney Channel (a business of the Walt Disney Company), Campbell Soup Co., and the Hispanic marketing account of Toyota Motor Sales USA, Inc., for which he won the prestigious Clio Award in 1990. Mr. Beguiristain was creative director for Los Angeles television station KMEX, a network affiliate of Univision Television Group, from 1987 to 1989 and, from 1985 to 1987, was creative director for Los Angeles television station KVEA, a network affiliate of Telemundo Group, Inc., where he was responsible for the on-air look of the stations and station promotions. His teaching background includes a Professorship in Film at Loyola Marymount University. Mr. Beguiristain holds a Ph.D. in Communications and a Masters of Science in Film from the University of Southern California. He received his Bachelor's Degree in Comparative Literature from the University of South Carolina.

EXECUTIVE COMPENSATION AND EMPLOYMENT AGREEMENTS

         The Company has entered into an employment agreement with each of its executive officers: David F. Greenberg, Donald F. Mann, Rosario Moreno, and Mario Beguiristain. Each such agreement provides for an initial term ending on December 31, 1996 in the case of Messrs. Mann and Beguiristain and Ms. Moreno, and an initial term ending on July 5, 1998 in the case of Mr. Greenberg. Each employment agreement provides for automatic one-year renewals subject to earlier termination by either party with or without cause on certain terms and conditions. Each agreement is terminable without an expressed reason by either the employee or the Company by notice at least 30 days prior to the end of the initial term or any renewal term; provided, that if the agreement is terminated by the Company without an expressed reason, the Company may pay the employee 30 days severance pay in lieu of the 30 days prior notice. In addition, the Company may terminate the agreement for breach of the agreement, including neglect of duty, malfeasance or misfeasance, or inability to perform specified duties upon 10 days prior notice, or without any prior notice but with 10 days severance pay. Each employee agrees with the Company that the employee shall not, directly or indirectly, in the United States or other geographical locations in which the Company does business, for a period of two years after termination, engage in any similar business, solicit customers of the Company, or solicit employees of the Company in competition with the Company; provided that enforcement of such covenant by the Company against either Ms. Moreno or Mr. Beguiristain requires payment of one year's salary unless the termination is for "cause," which is defined as the employee's breach of the agreement, neglect, malfeasance or misfeasance, or inability to perform.

         The agreement between the Company and Mr. Greenberg provides that he shall act as the Company's President and Chief Executive Officer, shall be in charge of all operations, and shall be entrusted with the direction, administration, and implementation of the Company's plans and policies. Ms. Moreno's agreement provides that she shall act as the Company's Vice President/Executive Producer and shall be responsible for developing new ideas for infomercials, and commercials and for acting as a producer and coordinator for programming undertaken by the Company. Mr. Beguiristain is employed as Executive Director and is responsible for directing infomercials and commercials and other programming, assisting in conceptualizing ideas for commercials, infomercials and other programming, and undertaking all other activities necessary and appropriate in that regard, as well as such other duties as the Company may specify. Mr. Mann is employed as Chief Financial Officer and is responsible for all accounting records, all other economic and financial information and systems of the Company, and for apprising the President and the Board of Directors of all corporate financial information relevant to their determinations.

         The following table sets forth the cash compensation paid by the Company for the fiscal year ended December 31, 1995 to its Chief Executive Officer and to each of its executive officers whose total base cash compensation plus bonus, if any, exceeded $100,000.



                           SUMMARY COMPENSATION TABLE

                                                                                 LONG TERM
                                               ANNUAL COMPENSATION              COMPENSATION
                                       -----------------------------------   ---------------------
                                                              OTHER ANNUAL  RESTRICTED                ALL OTHER
                                                              COMPENSATION    STOCK                    COMPEN-
NAME & PRINCIPAL POSITION      YEAR     SALARY($)  BONUS($)      ($)        AWARDS($)  OPTIONS(#)    SATION ($)
- - -------------------------      ----     ---------  --------   ------------  ---------  ----------    ----------
David F. Greenberg,                      250,000      0           0                0           0            0
President, Chief Executive
Officer, Chief Operating
Officer and Chairman

Donald F. Mann, Chief                    120,000      0           0                0           0            0
Financial Officer, Treasurer,
and Secretary

Rosario Moreno,                          100,000      0           0                0           0            0
Vice President

Mario Beguiristain,                      100,000      0           0                0           0            0
Vice President



1995 LONG-TERM INCENTIVE AND STOCK OPTION PLAN

         Effective January 3, 1995, the Company, by resolution of its Board of Directors and stockholders, adopted the 1995 Long-Term Incentive and Stock Option Plan (the "Incentive Plan") which provides for the issuance of up to 238,500 shares of the Company's Common Stock. No preferred stock or other securities are authorized for issuance under the Incentive Plan. The Incentive Plan will terminate on January 3, 2005, unless sooner terminated by action of the Board.

         All full or part-time employees (including officers and directors) of the Company (and any subsidiaries if the Company acquires or forms any subsidiaries) and non-employee directors, consultants and independent contractors providing services to the Company (or any subsidiaries) are eligible to receive awards and options under the Incentive Plan. The Incentive Plan is not subject to the Employee Retirement Income Security Act of 1974.

         The Incentive Plan permits the granting of awards to employees and non-employee officers, directors and agents of the Company in the form of stock appreciation rights, restricted stock awards and stock options. Stock options granted under the Incentive Plan may be "incentive stock options," meeting the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or nonqualified options which do not meet the requirements of
Section 422. The Incentive Plan is currently administered by the Board of Directors and may be administered by a Committee of the Board of Directors appointed by the Board. The Incentive Plan gives broad powers to the Board or Committee to administer and interpret the Incentive Plan, including the authority to select the individuals to be granted options and rights, and to prescribe the particular form and conditions of each option or right granted. However, the Incentive Plan provides that all options, except nonqualified options for not more than 125,000 Shares, shall be exercisable at not less than the fair market value of the Common Stock as of the date of option grant. Incentive stock options, in order to receive favored tax treatment under the Code, must be exercisable at not less than the fair market value of the Common Stock as of the date of the grant (110% of fair market value if the optionee is a 10% or greater stockholder) and may be granted only to employees. To date, there are unexercised and outstanding stock options as follows: one five-year incentive stock option to purchase 18,750 shares exercisable beginning in the first calendar quarter of 1996 at $1.00 per share; 14 ten-year incentive stock options to purchase an aggregate of 84,000 shares at $2.75 per share exercisable as to one-half of the shares on December 8, 1996 and as to the other half, on December 8, 1997; one ten-year incentive stock option to purchase 25,000 shares at $2.125 per share exercisable as to one-half of the shares on January 2, 1997 and as to the other half on January 2, 1998 (this option was granted after year-end); two five-year nonqualified options to purchase an aggregate of 17,500 shares currently exercisable at $1.00 per share; one ten-year nonqualified stock option to purchase 3,000 shares at $2.75 per share exercisable as to one-half of the shares on December 8, 1996 and as to the other half, on December 8, 1997; and two ten-year nonqualified options, each for purchase of 5,000 shares, exercisable beginning in June 1996 at $5.00 per share. These $5.00 options are held by C. Thomas McMillen and Regina T. Montoya, who are non-employee directors of the Company.

         The resale of shares acquired upon receipt of awards or exercise of options is generally not restricted the terms of the Incentive Plan. However, the 238,500 shares currently authorized have not been registered under Securities Act and may be resold only upon compliance with, or exemption from, the registration requirement of the Securities Act and applicable state securities laws.

FEDERAL INCOME TAX MATTERS

         The following discussion only sets forth the general tax principles affecting options and awards which may be granted under the Company's Incentive Plan and Directors Plan (collectively, the "Plans"). The general tax principles discussed below are subject to changes that may be brought about by subsequent legislation or by regulations and administrative rulings, which may be applied on a retroactive basis. Persons receiving options or awards may be subject to state or local income taxes and should refer to the applicable laws in those jurisdictions and should consult his or her own tax counsel on questions regarding tax liability upon the receipt or exercise of such award or the subsequent disposition of shares received pursuant to the award or upon exercise thereof. In addition, special rules may apply to persons who are officers or directors of the Company and subject to Section 16 of the Securities Exchange Act of 1934, as amended ("Section 16"). Neither of the Plans is qualified under
Section 401 of the Code.

         Incentive Stock Options. Options granted to employees may be "incentive stock options" within the meaning of Section 422 of the Code. In order to qualify as an incentive stock option, an option must meet certain conditions specified in the Code. The Company believes that under currently applicable provisions of the Code, if shares of Common Stock are acquired pursuant to the exercise of incentive stock options, then:

         * At the time of exercise of the option, no income will be realized by the optionholder for purposes of the regular income tax. However, for purposes of the alternative minimum tax (the "AMT"), the option will be treated as an option which does not qualify as an incentive stock option. Accordingly, for purposes of the AMT, the optionholder will recognize AMT income in the amount by which the fair market value of the Common Stock at the time of exercise exceeds the option price.

         * If Common Stock is sold or otherwise disposed of more than two years from the date an option was granted to the optionholder and more than one year after the transfer of any shares of Common Stock to such optionholder upon the exercise of such option, then the difference between the option price paid for the shares and the sale price will result in long-term capital gain or loss to the optionholder if, as usually is the case, the Common Stock is a capital asset in the hands of the optionholder, and no deduction will be allowed to the Company for federal income tax purposes in connection with the grant or exercise of such option.

         * If Common Stock is sold or otherwise disposed of before the holding period described above is satisfied, then the optionholder will recognize ordinary income at the time of the disposition in an amount equal to the lesser of (a) the difference between the option price and the fair market value of the shares at the time the option was exercised, and (b) the difference between the option price and the amount realized upon the disposition of the shares. Such optionholder will recognize short-term or long-term capital gain, depending upon whether the holding period for such shares is more or less than one year, to the extent of any excess of the amount realized upon the disposition of the shares over the fair market value of the shares upon exercise of the option, and the Company will be allowed a tax deduction at the time and in the amount of the ordinary income recognized by the optionholder if and to the extent such amount satisfies the general rules concerning deductibility of compensation. The Company may also be required to withhold income tax upon the amount of ordinary income recognized by the optionholder.

         Other Options. Some options granted are not intended to qualify as incentive stock options under Section 422 of the Code. The Company believes that under currently applicable provisions of the Code:

         * Nonqualified stock options granted under the Plans do not have a "readily ascertainable fair market value" within the meaning of Section 83 of the Code and the Regulations issued thereunder. Accordingly, at the time an option is granted, the optionholder will not recognize any taxable income. Upon the exercise of the option (or expiration of the 6-month holding period, if later, in the case of persons subject to Section 16, the optionholder will recognize ordinary income in the amount by which the fair market value of the Common Stock at such time exceeds the option price.

         * The Company will be allowed an income tax deduction in the amount that, and for its taxable year in which, the optionholder recognizes ordinary income, to the extent such amount satisfies the general rules concerning deductibility of compensation. The Company may be required to withhold or otherwise collect income tax upon such amount as required under Sections 83 and 3402 of the Code in the case of an optionee that is an employee of the Company.

         * The optionholder's original tax basis in the shares received will be equal to the sum of the option exercise price for the shares plus the amount which the optionholder is required to recognize as income as a result of the exercise of the option.

         * When an optionholder sells shares acquired by the exercise of such a nonqualified option, the difference between the amount received and the adjusted tax basis of the shares will be gain or loss.

         * An optionholder's holding period for shares acquired by exercising such an option, for purposes of determining whether any capital gain or loss on their subsequent sale is long-term or short-term, depending upon whether the holding period is more or less than one year, shall begin at the time of the exercise of the option (or, in the case of an officer who does not make the Section 83(b) election described below, on the date up to six months later when ordinary income is recognized).

         Stock Appreciation Rights. The tax consequences of the grant of a stock appreciation right (an "SAR") are also generally governed by Section 83 of the Code. At the time an SAR is granted, the holder of the SAR will not recognize any taxable income. At the time of exercise of an SAR, the holder will recognize ordinary income equal to the cash or the fair market value of the shares of Common Stock received at such time. The holder of the SAR will have a basis in any shares received equal to the fair market value thereof at the time the holder recognizes ordinary income as a result of exercising the SAR, and any additional gain recognized on a subsequent sale or exchange of the shares will not be compensation income but will qualify as a capital gain, if, as usually is the case, the shares are a capital asset in the hands of the holder. The holding period for shares acquired by exercising an SAR, for purposes of determining whether any capital gain or loss on their subsequent sale is long-term or short-term, depending upon whether the holding period is more or less than one year, shall begin at the time of the exercise of the SAR. Subject to the general rules concerning deductibility of compensation, the Company will be allowed an income tax deduction in the amount that, and for its taxable year in which, the holder of an SAR recognizes ordinary income upon the exercise of an SAR. The Company may be required to withhold income tax upon such amount as required under Sections 83 and 3402 of the Code if the holder of the SAR is an employee of the Company.

         Restricted Stock Awards. The tax consequences of the grant and vesting of restricted stock awards are also generally governed by Section 83 of the Code. Common Stock of the Company issued pursuant to a restricted stock award is intended to be non-vested property within the meaning of Section 83 and the regulations promulgated thereunder. The Company believes that Common Stock issued to its employees pursuant to a restricted stock award is subject to a substantial risk of forfeiture as required by the Code and the regulations for treatment as non-vested property.

         At the end of the restricted period, the grantee of a restricted stock award generally will be able to sell, exchange or otherwise dispose of the Common Stock issued to such grantee. If the grantee does not make a Section 83(b) election as described below, the grantee will recognize ordinary income equal to the fair market value of the Common Stock at the time the restrictions lapse. The grantee will have a basis in any Common Stock received equal to its fair market value at the time the grantee recognizes ordinary income as a result of the lapse of the restrictions. Any additional gain recognized on a subsequent sale or exchange of the Common Stock will not be compensation income but will qualify as a capital gain, if, as usually is the case, the Common Stock is a capital asset in the hands of the grantee. The holding period for shares acquired pursuant to a restricted stock award, for purposes of determining whether any capital gain or loss on their subsequent sale is long-term or short-term, depending upon whether the holding period is more or less than one year, shall begin when the grantee recognizes ordinary income.

         Subject to the general rules concerning deductibility of compensation, the Company will be allowed an income tax deduction in the amount that, and for its taxable year in which, the grantee recognizes ordinary income pursuant to a restricted stock award, but only if the Company withholds income tax upon such amount as required under Section 3402 of the Code. Dividends received by the grantee before the end of the restricted period will be taxed as ordinary income to the grantee and will also be deductible by the Company subject to the foregoing general rules concerning compensation.

         Section 83(b) of the Code also provides that a grantee may elect, not later than 30 days after the date the restricted stock award is originally made to the grantee, to include as ordinary income the fair market value of the Common Stock at that time. The grantee will then have a basis in the Common Stock equal to such fair market value. Any future appreciation in the fair market value of the Common Stock will be a capital gain as described above. If the Common Stock is subsequently forfeited under the terms of the restricted stock award, the grantee will not be allowed an ordinary income tax deduction with respect to such forfeiture. The Company will be allowed an income tax deduction in the amount that, and for its taxable year in which, the grantee recognizes ordinary income, subject to the general rules concerning deductibility of compensation. The Company, however, will also be required to withhold income tax upon the amount of ordinary income recognized by a grantee who chooses to make a Section 83(b) election as required under Section 3402 of the Code at the time the grantee is an employee of the Company.

         If a Section 83(b) election is not made, appreciation in the value of the Common Stock during the period of time the Common Stock is subject to restrictions under the terms of the restricted stock award will be recognized as ordinary income when those restrictions lapse. If the election is made, appreciation in the value of the Common Stock during the period of time they are subject to restrictions will generally be recognized as capital gain only when the restrictions lapse and the Common Stock is sold or otherwise disposed of by the grantee. The grantee and his or her advisor, therefore, will need to determine, in light of recent tax rate changes and possible future tax legislation, whether a current tax liability plus potential for future capital gains and a risk of forfeiture without an ordinary income tax deduction are more advantageous than the deferral of tax and eventual recognition as ordinary income of appreciation in the value of the Common Stock during the period of time the Common Stock is subject to restrictions pursuant to the terms of the restricted stock award.

         Performance Awards. The tax consequences of the grant and any payment with respect to a performance award is also governed by Section 83 of the Code. At the time a performance award is granted, the recipient will not recognize any taxable income. At the time a performance award matures, the holder will recognize ordinary income equal to the cash or fair market value of the shares of Common Stock received at such time. The holder will have a basis in any shares received equal to the fair market value thereof at the time the holder recognizes ordinary income as a result of the maturity of a performance award, and any additional gain recognized on a subsequent sale or exchange of the shares will not be compensation income but will qualify as a capital gain if, as usually is the case, the Common Stock is a capital asset in the hands of the holder. The holding period for shares acquired upon maturity of a performance award, for purposes of determining whether any capital gain or loss on their subsequent sale is long-term or short-term, depending upon whether the holding period is more or less than one year, shall begin upon the maturity thereof. Subject to the general rules concerning deductibility of compensation, the Company will be allowed an income tax deduction in the amount that, and for its taxable year in which, the holder recognizes ordinary income upon the maturity of a performance award, but if the grantee is an employee of the Company, only if the Company withholds income tax upon such amount as required under Section 3402 of the Code.

         Other Stock-Based Awards. The Company's Incentive Plan also authorizes other stock-based awards, the terms of which are not specified. The federal income tax consequences to both recipients and the Company from the grant and exercise of such other stock-based awards will depend on the terms thereof.


COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, and persons who beneficially own more than ten percent of the Company's Common Stock, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission (the "SEC"). Executive officers, directors and greater than ten percent beneficial owners are required by the SEC to furnish the Company with copies of all Section 16(a) forms they file.

         Based upon a review of the copies of such forms furnished to the Company, the Company believes that all Section 16(a) filing requirements applicable to its executive officers, directors and greater than ten percent beneficial owners were met during the fiscal year ended December 31, 1995.

OPTION GRANTS AND EXERCISES

         To date, no officers of the Company have been granted any options under the Incentive Plan.

                              CERTAIN TRANSACTIONS

         David F. Greenberg has personally guaranteed a $9 million credit line for the Company, which is secured principally by accounts receivable.

         Prior to commencement of operations and soon thereafter in December 1993, the Company obtained $340,000 in loans from non-affiliate stockholders of the Company. Such loans provided for interest at the rate of 18%, per annum as to $190,000 and 12% per annum to $150,000. Such loans were used to fund production costs for the Company's initial infomercials and various operating costs expenses. The loans provided for monthly payments of interest plus monthly payments as follows: (a) as to loans aggregating $50,000 in original principal, a $0.30 royalty per minute of net revenues derived from the Jojo infomercial up to $100,000, and $0.10 per minute thereafter, with the first $50,000 of royalties applied to principal; (b) as to loans aggregating $100,000 in original principal, 2% of gross revenues of the Company up to annual maximum of $30,000;
(c) as to loans aggregating $50,000 in original principal, 1% of gross revenues the Company up to an annual maximum of $15,000; (d) as to loans aggregating $50,000 in original principal 10% of net cash flow, to an annual maximum of $50,000; and (e) as to loans aggregating $50,000 in original principal, a $0.04 royalty per minute of gross revenues derived from the Jojo infomercial up to a maximum $100,000, and $0.10 per minute thereafter, with the first $50,000 of royalties applied to principal. The Jojo infomercial royalty notes, clauses (a) and (e) above, in the amount of $100,000, were paid in full during the quarter ended March 31, 1995, through royalty payments. All of the monthly payments may be deemed to be interest. Certain of the lenders also received an aggregate of 39,000 shares of Common Stock of the Company without additional consideration. The total amount of interest paid monthly on the $175,000 loan balance was $2,595. The balance of all of these loans was repaid from the proceeds of the Company's initial public offering of securities in July 1995 (the "IPO").

         In connection with the Company's IPO, David Greenberg, Donald Mann, Rosario Moreno and Mario Beguiristain were required to escrow 260,700, 27,390, 20,955 and 20,955 shares of Common Stock, respectively. These shares have been forfeited and cancelled in whole because the Company did not achieve Pro Forma Net Income of at least $800,000 for the fiscal year ended December 31, 1995.



                                   PROPOSAL 2

                           RATIFICATION OF APPOINTMENT
                             OF INDEPENDENT AUDITORS

         The Board of Directors has appointed Grant Thornton, LLP, independent auditors, to audit the financial statements of the Company for the fiscal year ending December 31, 1996. A representative of Grant Thornton, LLP is expected to be present at the stockholders meeting with the opportunity to make a statement if such representative desires to do so and is expected to be available to respond to appropriate questions. If the stockholders do not ratify the selection of Grant Thornton, LLP, if Grant Thornton, LLP should decline to act or otherwise become incapable of acting, or if Grant Thornton, LLP's employment is discontinued by the Company, the Audit Committee will appoint independent public accountants for 1996.



                    PROPOSALS FOR FISCAL 1996 ANNUAL MEETING

         It is currently anticipated that the next annual meeting, for the fiscal year ending December 31, 1996 (the "1996 Annual Meeting"), will be held in mid-May, 1997. Stockholders who intend to submit proposals for inclusion in the 1996 Proxy Statement and Proxy for shareholder action at the 1996 Annual Meeting must do so by sending the proposal and supporting statements, if any, to the Company at its corporate offices no later than March 1, 1997.

                                          By Order of the Board of Directors




                                          Donald F. Mann, Secretary

Dated:  June 7, 1996
Miami, Florida



         A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB AND COPIES OF THE COMPANY'S 1995 LONG-TERM INCENTIVE AND STOCK OPTION PLAN AND OUTSIDE DIRECTORS STOCK OPTION PLAN WILL BE SENT WITHOUT CHARGE TO ANY STOCKHOLDER REQUESTING IT IN WRITING FROM: INTEGRATED COMMUNICATION NETWORK CONNECTION, INC., ATTENTION:
DONALD F. MANN, CHIEF FINANCIAL OFFICER, 444 BRICKELL AVENUE, SUITE 900, MIAMI, FLORIDA 33131.